                           OFFER TO PURCHASE FOR CASH
                  ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                          SIGNAL TECHNOLOGY CORPORATION

                                       AT

                              $13.25 NET PER SHARE

                                       BY

                                 STC MERGER CO.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   CRANE CO.

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, ON THURSDAY, MAY 22, 2003, UNLESS THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------

                                                                 APRIL 25, 2003

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated April 25, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by STC Merger Co., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Crane Co., a Delaware corporation ("Crane"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Signal Technology Corporation, a Delaware corporation ("Signal"), including the associated Common Stock Purchase Rights ("Rights") issued pursuant to the Rights Agreement, dated January 26, 1999, between Signal and BankBoston, N.A. (the "Rights Agreement"), at a price of $13.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF THE SHARES HELD BY US FOR YOUR ACCOUNT CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, WE REQUEST INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PURSUANT TO THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER. YOU SHOULD FORWARD YOUR INSTRUCTIONS TO US PROMPTLY IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     NOTE THAT WE HAVE FURNISHED THE LETTER OF TRANSMITTAL TO YOU FOR YOUR INFORMATION ONLY. YOU CANNOT USE THE LETTER OF TRANSMITTAL YOURSELF TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Your attention is directed to the following:

     1. The tender price is $13.25 per Share, net to the seller in cash, without interest thereon.

     2. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Thursday, May 22, 2003, unless the Offer is extended by Purchaser.

     3. The Offer is being made for all of the outstanding Shares.

     4. The Offer is conditioned upon, among other things, (i) there having been validly tendered pursuant to the Offer, and not withdrawn prior to the expiration of the Offer, a number of Shares that, when added to the Shares, if any, previously acquired by Purchaser or Crane or any of their respective affiliates, represents at least a majority of the then total issued and outstanding Shares (assuming, for this purpose, the exercise of all options to purchase Shares which have a per Share exercise price of less than $13.25) and
(ii) any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer.

     5. Any stock transfer taxes with respect to the transfer and sale of Shares to Purchaser will be borne by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope in which to return your instructions to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.


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

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                  ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                          SIGNAL TECHNOLOGY CORPORATION

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated April 25, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by STC Merger Co., a Delaware corporation and an indirect wholly owned subsidiary of Crane Co., a Delaware corporation, to purchase for $13.25 net to the seller in cash, without interest thereon, all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Signal Technology Corporation, a Delaware corporation ("Signal"), including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated January 26, 1999, between Signal and BankBoston, N.A.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

--------------------------------------------------------------------------------
  Number of Shares to be Tendered:* ___________________________________________


  Account Number:______________________________________________________________


  Dated: ______________________ , 2003


                                    SIGN HERE


 ______________________________________________________________________________
                                  SIGNATURE(S)


 ______________________________________________________________________________
                                  PRINT NAME(S)


 ______________________________________________________________________________
                                   ADDRESS(ES)


 ______________________________________________________________________________
                         AREA CODE AND TELEPHONE NUMBER


 ______________________________________________________________________________
                   TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER
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*    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.


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